Exhibit 99.1

SEPARATION AGREEMENT

This Separation Agreement (“Agreement”) is made and entered into by and between Antonius Schuh, Ph.D. (“Schuh”) and Sequenom, Inc. (the “Company”), effective as of the Effective Date specified in Section 10 hereof. Schuh and the Company hereby agree as follows:

1. RESIGNATION DATE. The Company accepts Schuh’s resignation of all of his positions with the Company and its subsidiaries, including but not limited to his positions as President, Chief Executive Officer and director of the Company, effective February 11, 2005 (the “Resignation Date”).

2. SEVERANCE PAY; CONSULTING.

(a) Severance Pay. In exchange for Schuh’s promises and covenants in this Agreement and in satisfaction of the First Amended and Restated Employment Agreement dated June 1, 2000 between Schuh and the Company (the “Employment Agreement”), which is terminated as of the Effective Date and of no further force or effect as of the Effective Date, the Company will pay to Schuh severance pay in the form of continuation of Schuh’s base salary in effect as of the Resignation Date, less standard deductions and withholdings, during the Severance Pay Period. The Severance Pay Period shall mean the period commencing on the Resignation Date and ending on the earlier of: i) Schuh’s commencement of employment for an employer listed on the schedule attached hereto as Exhibit A; or ii) February 11, 2006. Upon the Resignation Date, Schuh will be paid for any accrued vacation and any salary earned through the Resignation Date.

(b) Benefits. During the Severance Pay Period, provided that Schuh timely elects continued insurance coverage under COBRA, the Company will reimburse Schuh for the same portion of his qualifying health insurance premiums for Schuh and his family to the same extent the Company paid said premiums during Schuh’s employment.

(c) Automobile. During the Severance Pay Period, the Company will provide Schuh with the continued use of the automobile that he had the use of as of the Resignation Date on the same terms and conditions as in effect as of the Resignation Date.

(d) Consulting. In exchange for the promises and covenants set forth herein, Schuh and the Company agree that during the Severance Pay Period, Schuh shall serve as an independent contractor consultant, subject to the terms herein.

i)	Consulting Services. During the Severance Pay Period, Schuh shall be available for up to ten (10) hours per month to consult with the Company in the areas of Schuh’s expertise, as requested by the Company’s Chief Executive Officer or Chief Financial Officer. Schuh’s consulting services shall be performed via telephone, computer communications, or facsimile unless Schuh is specifically requested, with reasonable advance notice, to come to Company premises. Schuh will not have an office on Company premises.

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ii)	No Agency or Employment Relationship. During the Severance Pay Period, Schuh will not be considered an agent or an employee of the Company. Schuh will not have authority to make any representation, contract, or commitment on behalf of the Company and Schuh agrees not to do so. Schuh will not be entitled to any of the benefits which the Company may make available to its employees, such as group insurance, profit sharing, or retirement benefits, except as specifically provided by this Agreement.

iii)	Other Work Activities. During the Severance Pay Period, Schuh may engage in employment, consulting or other work relationships in addition to Schuh’s work for the Company, subject to the provisions of this Agreement. The Company agrees to make reasonable arrangements to enable Schuh to perform Schuh’s consulting services for the Company at such times and in such a manner so that it does not unreasonably interfere with other work activities in which Schuh may engage.

iv)	Consulting Information. Schuh agrees not to use or disclose any confidential or proprietary information of the Company which Schuh obtains or develops in the course of performing Schuh’s consulting services for the Company, without prior written authorization from a duly authorized representative of the Company.

3. EXPENSE REIMBURSEMENT. Schuh agrees that no later than ten days after the Resignation Date he will submit any final documented expense reimbursement statements reflecting all business expenses incurred prior to and including the Resignation Date, for which he seeks reimbursement. The Company shall reimburse Schuh’s expenses pursuant to Company policy and regular business practice.

4. OTHER COMPENSATION AND BENEFITS. Except as expressly provided herein, Schuh acknowledges and agrees that he is not entitled to and will not receive any additional compensation, severance, stock options, stock or benefits from the Company. Any and all rights that Schuh may have in any employee stock purchase plan or stock option plan or award thereunder shall be determined in accordance with the provisions of the applicable plan and any agreements signed by Schuh.

5. COMPANY PROPERTY. Upon the Resignation Date, Schuh shall return to the Company all Company documents (and all copies thereof) and other Company property in his possession or his control, including, but not limited to, Company files, business plans, notes, samples, sales notebooks, drawings, specifications, calculations, sequences, data, computer-recorded information, tangible property, including, but not limited to, cellular phones, computers, credit cards, entry cards, keys and any other materials of any nature pertaining to Schuh’s work with the Company, and any documents or data of any description (or any reproduction of any documents or data) containing or pertaining to any proprietary or confidential material of the Company; provided, however, that Schuh may keep the laptop computer issued to him by the Company (after deleting all proprietary or confidential information of the Company contained therein).

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6. EMPLOYEE PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT. Schuh acknowledges that his Employee Proprietary Information and Inventions Agreement (the “Proprietary Information Agreement”) will continue in full force and effect in accordance with its terms following the termination of his employment. Schuh further acknowledges his continuing obligations under the Proprietary Information Agreement not to use or disclose any confidential or proprietary information of the Company without prior written authorization from a duly authorized representative of the Company. A copy of the Proprietary Information Agreement is attached hereto as Exhibit B.

7. CONFIDENTIALITY AND PUBLICITY. The provisions of this Agreement shall be held in strictest confidence by Schuh and the Company and shall not be publicized or disclosed in any manner whatsoever; provided, however, that: (a) Schuh may disclose this Agreement, in confidence, to Schuh’s immediate family; (b) the parties may disclose this Agreement, in confidence, to their respective attorneys, accountants, auditors, tax preparers, and financial advisors; (c) the Company may disclose this Agreement as necessary to fulfill standard or legally required corporate reporting or disclosure requirements; and (d) the parties may disclose this Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law.

8. NONDISPARAGEMENT. Schuh agrees that he will not at any time disparage the Company or its directors, employees, shareholders and agents, in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided that he shall respond accurately and fully to any questions, inquiry or request for information when required by legal process.

9. RELEASE OF CLAIMS. In exchange for the promises and covenants set forth herein, Schuh hereby releases, acquits, and forever discharges the Company, its parents and subsidiaries, and their officers, directors, agents, servants, employees, attorneys, shareholders, partners, successors, assigns, affiliates, customers, and clients of and from any and all claims liabilities, demands, causes of action, costs, expenses, attorneys’ fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, acts or conduct at any time prior to the Effective Date, including, but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with the Company’s employment of Schuh, the termination of that employment, and the Company’s performance of its obligations as Schuh’s employer; claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any form of compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the California Fair Employment and Housing Act; Title VII of the federal Civil Rights Act of 1964, as amended; the federal Age Discrimination in Employment Act (“ADEA”); the federal Americans With Disabilities Act; tort law; contract law; wrongful discharge; discrimination; harassment; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing.

10. ADEA Waiver. Schuh acknowledges that he is knowingly and voluntarily waiving and releasing any rights he may have under ADEA, and that the consideration given for the waiver

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and release in this Agreement is in addition to anything of value to which Schuh was already entitled. Schuh further acknowledges that he has been advised by this writing that: (a) his waiver and release do not apply to any rights or claims that may arise after the execution date of this Agreement; (b) he should consult with an attorney prior to executing this Agreement; (c) he has twenty-one (21) days to consider this Agreement (although Schuh may choose to voluntarily execute this Agreement earlier); (d) he has seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; and (e) this Agreement will not be effective until the date upon which the revocation period has expired, which will be the eighth day after the date Schuh executes this Agreement (the “Effective Date”). No payment will be made to Schuh until the Agreement has become effective.

11. SECTION 1542 WAIVER. In giving this release, which includes claims which may be unknown to Schuh at present, Schuh hereby acknowledges that he has read and understands Section 1542 of the Civil Code of the State of California which reads as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Schuh hereby expressly waives and relinquishes all rights and benefits under Section 1542 and any law or legal principle of similar effect in any jurisdiction with respect to claims released hereby.

12. NO ADMISSIONS. The parties hereto hereby acknowledge that this is a compromise settlement of various matters, and that the promised payments in consideration of this Agreement shall not be construed to be an admission of any liability or obligation by either party to the other party or to any other person whomsoever.

13. ENTIRE AGREEMENT. This Agreement and the Proprietary Information Agreement constitute the complete, final and exclusive embodiment of the entire agreement between Schuh and the Company with regard to the subject matters hereof and thereof, and supersede all previous understandings, written or oral, between the Company and Schuh concerning the subject matters hereof and thereof, including but not limited to the Employment Agreement. This Agreement is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein. This Agreement may not be modified except in a writing signed by Schuh and a duly authorized member of the Board of Directors of the Company.

14. SUCCESSORS AND ASSIGNS. This Agreement shall bind the heirs, personal representatives, successors, assigns, executors, and administrators of each party, and inure to the benefit of each party, its agents, directors, officers, employees, servants, heirs, successors and assigns.

15. APPLICABLE LAW. This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California.

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16. SEVERABILITY. If a court of competent jurisdiction determines that any term or provision of this Agreement is invalid or unenforceable, in whole or in part, then the remaining terms and provisions hereof shall be unimpaired. Such court will have the authority to modify or replace the invalid or unenforceable term or provision with a valid and enforceable term or provision that most accurately represents the parties’ intention with respect to the invalid or unenforceable term or provision.

17. INDEMNIFICATION. Each party will indemnify and save harmless each other party hereto from any loss incurred directly or indirectly by reason of the falsity or inaccuracy of any representation made herein.

18. AUTHORIZATION. Each party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein and, further, that Schuh is fully entitled and duly authorized to give the Company a complete and final general release and discharge.

19. SECTION HEADINGS. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

20. OTHER. Schuh acknowledges that he has carefully read this Agreement and has the right to consult with an attorney prior to executing this Agreement. In addition, Schuh acknowledges that he has been provided at least twenty-one (21) days within which to consider this Agreement (although he may choose voluntarily to execute this Agreement earlier). Schuh has seven (7) days following the execution of this agreement to revoke the Agreement; and the Agreement will not be effective until the eighth (8th) day after it has been signed by Schuh.

/s/ Antonius Schuh		Dated: February 11, 2005
Antonius Schuh, Ph.D.

SEQUENOM, INC.

By:	/s/ Harry F. Hixson, Jr.	Dated: February 11, 2005
Harry F. Hixson, Jr., Ph.D. Chairman of the Board of Directors

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EXHIBIT A

Applera Corporation, including Applied Biosystems group and the Celera Genomics group

Affymetrix Inc.

Agilent Technologies Inc.

Beckman Coulter, Inc.

Illumina, Inc.

Roche Diagnostics, a division of F. Hoffmann-La Roche Ltd

Perlegen Sciences, Inc.

ParAllele Bioscience, Inc.

EXHIBIT B

SEQUENOM, INC.

EMPLOYEE PROPRIETARY INFORMATION

AND INVENTIONS AGREEMENT

In consideration of my employment or continued employment by SEQUENOM, INC. (the “Company”), and the compensation now and hereafter paid to me, I hereby agree as follows:

1. NONDISCLOSURE

1.1 Recognition of Company’s Rights; Nondisclosure. At all times during my employment and thereafter, I will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Company’s Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with my work for the Company, or unless an officer of the Company expressly authorizes such in writing. I will obtain Company’s written approval before publishing or submitting for publication any material (written, verbal, or otherwise) that relates to my work at Company and/or incorporates any Proprietary Information. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information and recognize that all Proprietary Information shall be the sole property of the Company and its assigns.

1.2 Proprietary Information. The term “Proprietary Information” shall mean any and all confidential and/or proprietary knowledge, data or information of the Company. By way of illustration but not limitation, “Proprietary Information” includes (a) trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques, products, methods, improvements, or parts thereof (including without limitation all inventions, discoveries, and innovations with regard to physics, chemistry, enzymology, biology, medicine, biotechnology, genetic engineering or recombinant DNA), tangible and intangible information relating to antibodies and other biological materials, cell lines, samples of assay components, media and/or cell lines and procedures and formulations for producing any such assay components, media and/or cell lines, formulations, products, processes, know-how, designs, formulas, methods, developmental or experimental work and clinical data (hereinafter collectively referred to as “Inventions”); and (b) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and (c) information regarding the skills and compensation of other employees of the Company. Notwithstanding the foregoing, it is understood that, at all such times, I am free to use information which is generally known in the trade or industry, which is not gained as result of a breach of this Agreement, and my own, skill, knowledge, know-how and experience to whatever extent and in whichever way I wish.

1.3 Third Party Information. I understand, in addition, that the Company has received and in the future will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my employment and thereafter, I will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with my work for the Company, Third Party Information unless expressly authorized by an officer of the Company in writing.

1.4 No Improper Use of Information of Prior Employers and Others. During my employment by the Company I will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person. I will use in the performance of my duties only information which is generally known and used by persons with training and experience comparable to my own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company.

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2. ASSIGNMENT OF INVENTIONS.

2.1 Proprietary Rights. The term “Proprietary Rights” shall mean all trade secret, patent, copyright, mask work and other intellectual property rights throughout the world.

2.2 Prior Inventions. Inventions, if any, patented or unpatented, which I made prior to the commencement of my employment with the Company are excluded from the scope of this Agreement. To preclude any possible uncertainty, I have set forth on Exhibit B (Previous Inventions) attached hereto a complete list of all Inventions that I have, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of my employment with the Company, that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement (collectively referred to as “Prior Inventions”). If disclosure of any such Prior Invention would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Prior Inventions in Exhibit B but am only to disclose a cursory name for each such invention, a listing of the party(ies) to whom it belongs and the fact that full disclosure as to such inventions has not been made for that reason. A space is provided on Exhibit B for such purpose. If no such disclosure is attached, I represent that there are no Prior Inventions. If, in the course of my employment with the Company, I incorporate a Prior Invention into a Company product, process or machine, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to make, have made, modify, use and sell such Prior Invention. Notwithstanding the foregoing, I agree that I will not incorporate, or permit to be incorporated, Prior Inventions in any Company Inventions without the Company’s prior written consent.

2.3 Assignment of Inventions. Subject to Sections 2.4, and 2.6, I hereby assign and agree to assign in the future (when any such Inventions or Proprietary Rights are first reduced to practice or first fixed in a tangible medium, as applicable) to the Company all my right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment with the Company. Inventions assigned to the Company, or to a third party as directed by the Company pursuant to this Section 2, are hereinafter referred to as “Company Inventions.”

2.4 Nonassignable Inventions. This Agreement does not apply to an Invention which qualifies fully as a nonassignable Invention under Section 2870 of the California Labor Code (hereinafter “Section 2870”). I have reviewed the notification on Exhibit A (Limited Exclusion Notification) and agree that my signature acknowledges receipt of the notification.

2.5 Obligation to Keep Company Informed. During the period of my employment and for six (6) months after termination of my employment with the Company, I will promptly disclose to the Company fully and in writing all Inventions authored, conceived or reduced to practice by me, either alone or jointly with others. In addition, I will promptly disclose to the Company all patent applications filed by me or on my behalf within a year after termination of employment. At the time of each such disclosure, I will advise the Company in writing of any Inventions that I believe fully qualify for protection under Section 2870; and I will at that time provide to the Company in writing all evidence necessary to substantiate that belief. The Company will keep in confidence and will not use for any purpose or disclose to third parties without my consent any confidential information disclosed in writing to the Company pursuant to this Agreement relating to Inventions that qualify fully for protection under the provisions of Section 2870. I will preserve the confidentiality of any Invention that does not fully qualify for protection under Section 2870.

2.6 Government or Third Party. I also agree to assign all my right, title and interest in and to any particular Company Invention to a third party, including without limitation the United States, as directed by the Company.

2.7 Works for Hire. I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are “works made for hire,” pursuant to United States Copyright Act (17 U.S.C., Section 101).

2.8 Enforcement of Proprietary Rights. I will assist the Company in every proper way to obtain, and from time to time enforce, United States and foreign Proprietary Rights relating to Company Inventions in any and all countries. To that end I will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may

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reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, I will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee. My obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Company’s request on such assistance.

In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

3. RECORDS. I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Proprietary Information developed by me and all Inventions made by me during the period of my employment at the Company, which records shall be available to and remain the sole property of the Company at all times.

4. ADDITIONAL ACTIVITIES. I agree that during the period of my employment by the Company I will not, without the Company’s express written consent, engage in any employment or business activity which is competitive with, or would otherwise conflict with, my employment by the Company. I agree further that for the period of my employment by the Company and for one (l) year after the date of termination of my employment by the Company I will not induce any employee of the Company to leave the employ of the Company.

5. NO CONFLICTING OBLIGATION. I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

6. RETURN OF COMPANY DOCUMENTS. When I leave the employ of the Company, I will deliver to the Company any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information or Proprietary Information of the Company. I further agree that any property situated on the Company’s premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. Prior to leaving, I will cooperate with the Company in completing and signing the Company’s termination statement.

7. LEGAL AND EQUITABLE REMEDIES. Because my services are personal and unique and because I may have access to and become acquainted with the Proprietary Information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

8. NOTICES. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three (3) days after the date of mailing.

9. NOTIFICATION OF NEW EMPLOYER. In the event that I leave the employ of the Company, I hereby consent to the notification of my new employer of my rights and obligations under this Agreement.

10. GENERAL PROVISIONS.

10.1 Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by and construed according to the laws of the State of California, as such laws are applied to agreements entered into and to be performed entirely within California between California residents. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in San Diego County, California for any lawsuit filed there against me by Company arising from or related to this Agreement.

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10.2 Severability. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

10.3 Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

10.4 Survival. The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

10.5 Employment. I agree and understand that nothing in this Agreement shall confer any right with respect to continuation of employment by the Company, nor shall it interfere in any way with my right or the Company’s right to terminate my employment at any time, with or without cause.

10.6 Waiver. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

10.7 Entire Agreement. The obligations pursuant to Sections 1 and 2 of this Agreement shall apply to any time during which I was previously employed, or am in the future employed, by the Company as a consultant if no other agreement governs nondisclosure and assignment of inventions during such period. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

This Agreement shall be effective as of the first day of my employment with the Company, namely: December 15, 1996.

I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY FILLED OUT EXHIBIT B TO THIS AGREEMENT.

Dated: 11-14-00

/s/ Toni Schuh
(Signature)

Toni Schuh
(Toni Schuh)

ACCEPTED AND AGREED TO:

SEQUENOM, INC.

By:	/s/ Steve Zaniboni
Title:	Steve Zaniboni, CFO
11555 Sorrento Valley Road
(Address)
San Diego, CA 92121
Dated:
11/14/00

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EXHIBIT A

LIMITED EXCLUSION NOTIFICATION

THIS IS TO NOTIFY you in accordance with Section 2872 of the California Labor Code that the foregoing Agreement between you and the Company does not require you to assign or offer to assign to the Company any invention that you developed entirely on your own time without using the Company’s equipment, supplies, facilities or trade secret information except for those inventions that either:

1.	Relate at the time of conception or reduction to practice of the invention to the Company’s business, or actual or demonstrably anticipated research or development of the Company;

2.	Result from any work performed by you for the Company.

To the extent a provision in the foregoing Agreement purports to require you to assign an invention otherwise excluded from the preceding paragraph, the provision is against the public policy of this state and is unenforceable.

This limited exclusion does not apply to any patent or invention covered by a contract between the Company and the United States or any of its agencies requiring full title to such patent or invention to be in the United States.

I ACKNOWLEDGE RECEIPT of a copy of this notification.

By:	/s/ Toni Schuh
(TONI SCHUH)

Date:

WITNESSED BY:
/s/ Steve Zaniboni
(PRINTED NAME OF REPRESENTATIVE) Steve Zaniboni, CFO

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EXHIBIT B

TO:	SEQUENOM, INC.

FROM:	Toni Schuh

DATE:	June 1, 2000

SUBJECT:	Previous Inventions

1. Except as listed in Section 2 below, the following is a complete list of all inventions or improvements relevant to the subject matter of my employment by SEQUENOM, INC. (the “Company”) that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:

☒	No inventions or improvements.

☐	See below:

/s/ Toni Schuh

☐	Additional sheets attached.

2. Due to a prior confidentiality agreement, I cannot complete the disclosure under Section 1 above with respect to inventions or improvements generally listed below, the proprietary rights and duty of confidentiality with respect to which I owe to the following party(ies):

	Invention or Improvement	Party(ies)	Relationship
1.	_____________________	____________	_____________________________

2.	_____________________	____________	_____________________________

3.	_____________________	____________	_____________________________

☐	Additional sheets attached.

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